Exhibit 99.1

Rafael Holdings Reports Fourth Quarter and Full Year Fiscal 2021 Financial and Operating Results and Provides Business Update

We expect Rafael Pharmaceuticals to report top line data from its AVENGER 500 Phase 3 registrational clinical trial in metastatic pancreatic cancer this calendar year

We expect to submit our previously announced merger with Rafael Pharmaceuticals to our stockholders for a vote this calendar year

The second and final interim futility analysis of Rafael Pharmaceuticals’ Phase 3 clinical trial in AML is planned for this calendar year

On August 24, 2021, we closed a private investment in public equity (PIPE) financing and received net proceeds of approximately $97.8 million

NEWARK, NJ – October 18, 2021 (GLOBE NEWSWIRE) - Rafael Holdings, Inc., (NYSE: RFL), is focused on developing novel cancer metabolism therapeutics through its Barer Institute, investment in Rafael Pharmaceuticals, Inc. (“Rafael Pharmaceuticals”), a privately held, late-stage clinical oncology company focused on cancer metabolism-based therapeutics, and other early-stage companies, today reported its financial results for the three and twelve months ended July 31, 2021, and provided a business update.

“We are pleased to have attracted a team of high caliber experienced senior pharmaceutical executives to lead the critical operational functions as we prepare for the top line data readout of Rafael Pharmaceuticals’ Phase 3 registrational clinical trial for its lead investigational agent, CPI-613® (devimistat), for the treatment of metastatic pancreatic cancer, and if results warrant, prepare for an NDA submission,” said Ameet Mallik, Chief Executive Officer of Rafael Holdings, Inc. “We are pleased with the progress across the pipeline, including the ongoing and planned Rafael Pharmaceuticals’ clinical trial programs across multiple indications as well as our early-stage pipeline at the Barer Institute.

Rafael Holdings, Inc. (the “Company”) Updates

●	Recent Experienced Executive Leadership Appointments:

○	On October 6, 2021, we announced the appointment of Mary Margaret (Mimi) Huizinga, MD, MPH, as Chief Development and Medical Officer, effective October 18, 2021. Dr. Huizinga recently served as the Head of US Oncology Medical for Novartis.

○	On September 24, 2021, we announced the appointment of Ashok Marin, Chief Legal Officer. Previously Ashok served as Vice President, Deputy General Counsel, Chief Compliance Officer & Chief Privacy Officer, at Immunomedics, Inc.

○	On September 14, 2021, we announced the appointment of Patrick Fabbio as Chief Financial Officer. Previously, Pat was Chief Financial Officer of WindMIL Therapeutics Inc.

○	On August 17, 2021, we announced the appointment of Melissa Lozner as Chief Compliance & Ethics Officer. Previously, Melissa was Vice President, Head of Ethics, Risk & Compliance at Novartis.

○	On August 17, 2021, we also announced the appointment of Brandi Robinson as Chief Corporate Affairs Officer. Previously, Brandi was SVP & Chief Communications Officer at Mallinckrodt.

●	Effective September 24, 2021, the Company entered into and subsequently funded a $25.0 million Line of Credit Loan Agreement with Rafael Pharmaceuticals. On August 24, 2021, we announced the closing of a private investment in public equity (“PIPE”) financing. The Company received net proceeds of approximately $97.8 million, after deducting placement agent fees and other offering expenses. The PIPE financing was supported by a consortium of new and existing institutional investors with expertise in health care. Institutional and other accredited investors purchased an aggregate of 2,833,425 shares of the Company’s Class B common stock at a price of $35.00 per share, and an accredited investor affiliated with Howard Jonas has purchased 112,561 shares at a price of $44.42 per share, which was the closing price of a share of the Company’s Class B common stock reported on the New York Stock Exchange on August 19, 2021.

●	On June 21, 2021, we announced that we entered into a merger agreement to acquire full ownership of Rafael Pharmaceuticals to form a focused late-stage clinical oncology company. The Boards of Directors of the two companies, as well as a special independent committee of the Company’s Board of Directors, have unanimously approved the merger agreement that provides for the combination of the two companies. We expect to submit our previously announced merger with Rafael Pharmaceuticals to our stockholders for a vote this calendar year

Rafael Pharmaceuticals, Inc. Updates

●	On September 27, 2021, Rafael Pharmaceuticals announced that the Phase 1 clinical trial of CPI-613® (devimistat) in combination with hydroxychloroquine in patients with relapsed clear cell sarcoma was open for enrollment. The clinical trial will begin enrolling patients at City of Hope in Duarte, California, with other sites across the country to quickly follow.

●	On August 25, 2021, Rafael Pharmaceuticals announced the successful completion of a Phase 1b clinical trial of CPI-613® (devimistat) in combination with gemcitabine and cisplatin in patients with biliary tract cancer. In collaboration with Michigan Medicine, the Phase 1b study consisted of a multicenter trial of gemcitabine and cisplatin with devimistat as first-line therapy for patients with locally advanced unresectable or metastatic biliary tract cancer who have had no prior treatment. The Phase 1b part of the trial has successfully identified the recommended Phase 2 dose of CPI-613 when given in combination with gemcitabine and cisplatin in this patient population. The 2:1 randomized Phase 2 part of the trial has already started enrolling patients and will now determine the efficacy of devimistat at this maximum tolerated dose in combination with gemcitabine and cisplatin as compared with the combination chemotherapy alone.

●	On July 1, 2021, Rafael Pharmaceuticals announced the positive outcome from its preplanned interim futility analysis of its pivotal Phase 3 trial (ARMADA 2000) of CPI-613® (devimistat) for relapsed or refractory acute myeloid leukemia (AML) as determined by an independent Data Monitoring Committee (IDMC). The IDMC recommended to continue the trial as is.

●	On June 29, 2021, Rafael Pharmaceuticals announced that the U.S. Food and Drug Administration (FDA) granted orphan drug designation for CPI-613® (devimistat) for the treatment of biliary cancer.

Rafael Holdings, Inc. Fourth Quarter 2021 Financial Results

As of July 31, 2021, we had cash, and cash equivalents of approximately $7.9 million and a balance in Investments – Hedge Funds valued at $5.3 million.

For the three months ended July 31, 2021, we incurred a net loss of approximately $12.5 million, a loss of $0.75 per share, which includes approximately $5.6 million in non-cash stock-based compensation. For the same period in the prior year, we incurred a net loss of approximately $5.5 million, or $0.34 per share, which includes approximately $0.1 million in non-cash stock-based compensation.

Our revenues for the fourth quarter of fiscal 2021 amounted to approximately $1 million, compared to revenues of approximately $1.2 million in the fourth quarter of fiscal 2020.

Research and development expenses were approximately $1.6 million for the three months ended July 31, 2021. For the same period in the prior year, R&D expenses were approximately $1.1 million.

Our selling, general and administrative expenses were approximately $12.1 million for the three months ended July 31, 2021, which includes $5.6 million in non-cash stock-based compensation expense. For the same period in the prior year, SG&A expenses were approximately $2.8 million. The increase was primarily driven by an increase in non-cash stock-based compensation expense, increased payroll expense as we started to build our management team, as well as an increase in legal and professional fees.

Rafael Holdings, Inc. Full Year Fiscal 2021 Financial Results

For the twelve months ended July 31, 2021, we incurred a net loss of $24.8 million, a loss of $1.49 per share, which includes approximately $6.6 million in non-cash stock-based compensation. For the same period in the prior year, we incurred a net loss of $10.8 million, or $0.66 per share, which includes approximately $0.7 million in non-cash stock-based compensation.

Our research and development expenses were approximately $4.9 million for the twelve months ended July 31, 2021. For the same period in the prior year, R&D expenses were approximately $2.4 million. The year over year increase in R&D expenses of approximately $2.5 million was driven primarily by increased activity at the Barer Institute.

Our selling, general and administrative expenses were approximately $20.4 million for the twelve months ended July 31, 2021. For the same period in the prior year, SG&A expenses were approximately $9.1 million. The year over year increase of approximately $11.3 million was primarily driven by an increase in non-cash stock-based compensation expense of $5.9 million, increased payroll expense as we started to build our management team, as well as an increase in legal and professional fees.

About Rafael Holdings, Inc.

Rafael Holdings is focused on the development of novel cancer therapies. The company owns the Barer Institute and is a significant investor in two clinical stage oncology companies, Rafael Pharmaceuticals, Inc., and LipoMedix Pharmaceuticals Ltd. Through its wholly owned Barer Institute subsidiary, the company is developing a pipeline of compounds focused on the regulation of cancer metabolism. On June 21, 2021, we announced that it has entered into a merger agreement to acquire full ownership of Rafael Pharmaceuticals, Inc. For more information, visit www.rafaelholdings.com.

About Rafael Pharmaceuticals, Inc.

Rafael Pharmaceuticals is a clinical-stage oncology company focused on selectively targeting cancer metabolic pathways while simultaneously harnessing the immune system to attack hard-to-treat cancers. The Company’s lead drug, CPI-613® (devimistat), is being evaluated in multiple clinical studies including two Phase 3 registrational clinical trials for metastatic pancreatic cancer and r/r acute myeloid leukemia. Multiple Phase 1/2 clinical trials are ongoing or planned in Biliary, r/r Burkitt, r/r Clear Cell Sarcoma, r/r T-cell lymphoma, r/r MDS, and Colorectal cancer. The Company’s investors include Rafael Holdings, Inc. (NYSE: RFL). For more information, please visit www.rafaelpharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans and timing for the release of additional clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of public health threats, including COVID-19, on our business and operations; we depend heavily on the success of Rafael Pharmaceuticals and the future success of its lead product candidate devimistat (CPI-613® (devimistat)), and clinical trials of the product candidate may not be successful; our pharmaceutical companies may not be able to develop any medicines of commercial value; our pharmaceutical companies may not be successful in their efforts to identify or discover potential product candidates; the manufacturing and manufacturing development of our products and product candidates present technological, logistical and regulatory risks, each of which may adversely affect our potential revenue; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; risks relating to intellectual property and significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2021, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(audited, in thousands, except share and per share data)

	July 31,	July 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,854	$6,206
Restricted cash	5,000	-
Trade accounts receivable, net of allowance for doubtful accounts of $193 and $218 at July 31, 2021 and 2020, respectively	235	267
Due from Rafael Pharmaceuticals	600	118
Prepaid expenses and other current assets	1,075	273
Assets held for sale	0	2,968
Total current assets	14,764	9,832

Property and equipment, net	43,238	44,433
Equity investment – RP Finance	575	192
Due from RP Finance LLC	7,500	-
Investments – Rafael Pharmaceuticals	79,141	70,018
Investments – Other Pharmaceuticals	477	1,201
Investments – Hedge Funds	5,268	7,510
Deferred income tax assets, net	0	6
In-process research and development and patents	1,575	1,575
Other assets	1,517	1,580
TOTAL ASSETS	$154,055	$136,347

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,160	$921
Accrued expenses	1,227	1,191
Amount due for purchase of membership interest	-	3,500
Due to related parties	136	-
Notes payable, net of debt issuance costs	14,528	-
Other current liabilities	252	115
Total current liabilities	17,303	5,727

Other liabilities	48	92
TOTAL LIABILITIES	17,351	5,819

COMMITMENTS AND CONTINGENCIES EQUITY

Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of July 31, 2021 and July 31, 2020, respectively	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 16,947,066 issued and 16,936,864 outstanding as of July 31, 2021, and 15,034,598 issued and 15,028,536 outstanding as of July 31, 2020	169	149
Additional paid-in capital	159,136	129,136
Accumulated deficit	(40,799)	(16,255)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,772	3,762
Total equity attributable to Rafael Holdings, Inc.	122,286	116,800
Noncontrolling interests	14,418	13,728
TOTAL EQUITY	136,704	130,528

TOTAL LIABILITIES AND EQUITY	$154,055	$136,347

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	(unaudited)		(audited)
	For the three months ended		For the twelve months ended
	7/31/2021	7/31/2020	7/31/2021	7/31/2020
Revenues	$969	$1,240	$3,971	$4,910
SG&A Expenses	12,051	2,775	20,416	9,118
R&D Expenses	1,562	1,064	4,907	2,391
Depreciation and amortization	381	453	1,460	1,866
Impairment - Altira	-	-	7,000	-
Operating Loss	(13,025)	(3,052)	(29,812)	(8,465)
Unrealized gain on investments	587	1,893	4,758	2,385
Other, net	100	505	77	836
Loss before Incomes Taxes	(12,538)	(1,664)	(25,131)	(6,916)
Taxes	(5)	(5)	(18)	(29)
Impairment of equity method in Altira	-	(4,000)	-	(4,000)
Equity in Earnings of RP Finance	95	139	383	192
Net loss	(12,448)	(5,530)	(24,766)	(10,753)
Net loss attributable to noncontrolling interests	(68)	(125)	(222)	(338)
Net loss attributable to Rafael Holdings, Inc.	$(12,380)	$(5,405)	$(24,544)	$(10,415)
Loss Per Share	$(0.75)	$(0.34)	$(1.49)	$(0.66)

Weighted average shares in calculation	16,522,686	15,764,829	16,522,686	15,764,829

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